Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Scott Allen
Conexant Systems, Inc.	Conexant Systems, Inc.
(949) 483-7363	(949) 483-2698
CONEXANT REPORTS FINANCIAL RESULTS FOR
FIRST QUARTER OF FISCAL 2011
     NEWPORT BEACH, Calif., Feb. 7, 2011 — Conexant Systems, Inc. (NASDAQ: CNXT) today announced financial results for the first quarter of fiscal 2011.
     Conexant presents financial results based on Generally Accepted Accounting Principles (GAAP) as well as select non-GAAP financial measures intended to reflect its core results of operations. The company believes these core financial measures provide investors with additional insight into its underlying operating results. Core financial measures exclude certain non-cash and other non-core items as fully described in the GAAP to non-GAAP reconciliation in the accompanying financial data.
     For the first quarter of fiscal 2011, Conexant core revenues were $46.1 million. Core gross margins were 59.6 percent of revenues. Core operating expenses were $23.2 million. Core operating income was $4.2 million, and core net loss was $1.4 million, or $0.02 per share, based on an average of 82 million shares outstanding during the quarter.
     On a GAAP basis, net revenues for the first quarter of fiscal 2011 were $46.1 million. GAAP gross margins were 59.4 percent of revenues. GAAP operating expenses were $26.1 million. GAAP net loss including discontinued operations and a $7.3 million unrealized loss associated with the change in the fair value of our Mindspeed warrants, was $9.7 million, or $0.12 per share.
     The company ended the quarter with $99.6 million in cash and short-term investments, compared to $74.5 million in the previous quarter, due primarily to cash generated by the sale of real estate in Newport Beach.
     Conexant will not be hosting a conference call to discuss its first fiscal quarter results or providing an outlook for the second quarter of fiscal 2011.
About Conexant
     Conexant’s portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com

CONEXANT SYSTEMS, INC.
GAAP Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended
	December 31,	October 1,	January 1,
	2010	2010	2010

Net revenues	$46,110	$56,315	$61,813
Cost of goods sold	18,709	22,221	24,204

Gross margin	27,401	34,094	37,609
Operating expenses:
Research and development	13,548	13,831	13,245
Selling, general and administrative	11,187	11,519	12,402
Amortization of intangible assets	284	284	396
Gain on sale of intellectual property	(1,249)	—	—
Special charges (Note 1)	2,282	(22)	346

Total operating expenses	26,052	25,612	26,389

Operating income	1,349	8,482	11,220
Interest expense (Note 2)	5,714	5,635	9,503
Other expense (income), net	5,851	(6,744)	(7,204)

(Loss) income from continuing operations before income taxes and income (loss) on equity method investments	(10,216)	9,591	8,921
Income tax provision (benefit)	94	144	(230)

(Loss) income from continuing operations before income (loss) on equity method investments	(10,310)	9,447	9,151
Income (loss) on equity method investments	663	309	(454)

(Loss) income from continuing operations	(9,647)	9,756	8,697
Loss from discontinued operations, net of tax	(31)	(1,282)	(363)

Net (loss) income	$(9,678)	$8,474	$8,334

(Loss) income per share from continuing operations — basic and diluted	$(0.12)	$0.12	$0.14

Loss per share from discontinued operations — basic and diluted	$0.00	$(0.02)	$0.00

Net (loss) income per share — basic and diluted	$(0.12)	$0.10	$0.14

Shares used in computing basic per-share computations	81,787	81,252	60,023

Shares used in computing diluted per-share computations	81,787	82,240	60,091

Note 1	— Special charges in the fiscal quarter ended December 31, 2010 consist primarily of severance and other expenses related to workforce reductions.
Note 2	— Effective October 3, 2009 we adopted FSP APB 14-1, which changed the method of accounting for our convertible notes. In addition, as required, we revised our previously reported financial statements to retrospectively apply this change in accounting to prior periods. Under this new method of accounting, the debt and equity components of our convertible notes are bifurcated and accounted for separately. The equity components of our convertible notes are included in Stockholders’ equity in our Condensed Consolidated Balance Sheets with a corresponding reduction in the carrying values of our convertible notes as of the date of issuance or modification, as applicable. The reduced carrying values of our convertible notes are being accreted back to their principal amounts through the recognition of non-cash interest expense. This results in recognizing interest expense on these borrowings at effective rates approximating what we would have incurred had we issued nonconvertible debt with otherwise similar terms. In connection with applying this new accounting to current and prior periods, we recorded $0.1 million, $0.1 million, and $3.4 million of additional non-cash interest expense in the fiscal quarters ended December 31, 2010, October 1, 2010, and January 1, 2010, respectively.

CONEXANT SYSTEMS, INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Core Financial Measures
(unaudited, in thousands, except per share amounts)

	Fiscal Quarter Ended
	December 31 ,	October 1,	January 1,
	2010	2010	2010

GAAP and Core net revenues	$46,110	$56,315	$61,813

GAAP cost of goods sold	$18,709	$22,221	$24,204
Stock-based compensation (a)	(73)	(71)	(58)
Other (e)	—	(19)	(55)

Non-GAAP Core cost of goods sold	$18,636	$22,131	$24,091

GAAP gross margin	$27,401	$34,094	$37,609
Gross margin adjustments (a,e)	73	90	113

Non-GAAP Core gross margin	$27,474	$34,184	$37,722

GAAP operating expenses	$26,052	$25,612	$26,389
Stock-based compensation (a)	(1,932)	(1,554)	(1,438)
Amortization of intangible assets (b)	(284)	(284)	(396)
Gain on sale of intellectual property (c)	1,249	—	—
Special charges (d)	(1,844)	22	(346)

Non-GAAP Core operating expenses	$23,241	$23,796	$24,209

GAAP operating income (loss)	$1,349	$8,482	$11,220
Gross margin adjustments (a,e)	73	90	113
Operating expense adjustments (a-d)	2,811	1,816	2,180

Non-GAAP Core operating income	$4,233	$10,388	$13,513

GAAP interest expense	$5,714	$5,635	$9,503
Debt discount and debt issuance cost expense (f)	(139)	(137)	(3,407)
Interest expense adjustments (g)	—	—	(2,400)

Non-GAAP Core interest expense	$5,575	$5,498	$3,696

GAAP other expense (income), net	$5,851	$(6,744)	$(7,204)
Unrealized (losses) gains on Mindspeed warrant (h)	(7,276)	4,279	4,285
Gains on sales of equity securities (i)	1,393	3,143	4,113
Losses on repurchase and exchange of debt (j)	—	(2)	(1,123)
Recognized cumulative translation adjustments (k)	—	(363)	—

Non-GAAP Core other (income) expense	$(32)	$313	$71

GAAP (loss) income from continuing operations	$(9,647)	$9,756	$8,697
Gross margin adjustments (a,e)	73	90	113
Operating expense adjustments (a-d)	2,811	1,816	2,180
(Gain) loss on equity method investments (l)	(663)	(309)	454
Other expense (income) adjustments (h-k)	5,883	(7,057)	(7,275)
Interest expense adjustments (f-g)	139	137	5,807

Non-GAAP Core (loss) income from continuing operations	$(1,404)	$4,433	$9,976

Basic and Diluted (loss) income per share from continuing operations:
GAAP basic and diluted	$(0.12)	$0.12	$0.14

Non-GAAP basic and diluted	$(0.02)	$0.05	$0.17

Shares used in basic and diluted per-share computations:
Basic	81,787	81,252	60,023

Diluted	81,787	82,240	60,091

See “GAAP to Non-GAAP Core Adjustments” below

CONEXANT SYSTEMS, INC.
GAAP to Non-GAAP Core Adjustments:

(a)	Stock-based compensation expense is based on the fair value of all stock awards and employee stock purchase plan shares in accordance with SFAS No. 123(R).

(b)	Amortization of intangible assets resulting from business combinations.

(c)	Gain on sale of intellectual property which is not part of our core, on-going operations.

(d)	Special charges in the fiscal quarter ended December 31, 2010 consist primarily of severance and other expenses related to downsizing activities.

(e)	Represents environmental remediation charges.

(f)	Consists of non-cash interest expense resulting from the amortization of debt discount and debt issuance costs of $0.1 million, $0.1 million and $3.4 million in the fiscal quarters ended December 31, 2010, October 1, 2010, and January 1, 2010, respectively.

(g)	Other interest expense which is not part of our on-going operations. For the fiscal quarter ended January 1, 2010, the adjustment consists of $1.7 million expense from the termination of our interest rate swap, $0.6 million of accelerated amortization of debt issuance costs related to the extinguishment of $61.4 million of floating rate senior notes and $0.1 million of accelerated amortization of debt issuance costs related to extinguishment of convertible subordinated notes.

(h)	Unrealized (losses) gains associated with the change in the fair value of our warrant to purchase 6.1 million shares of Mindspeed Technologies, Inc. common stock, which is accounted for as a derivative instrument.

(i)	Net gains on sale of debt and equity securities.

(j)	The loss in the fiscal quarter ended January 1, 2010 consists of a $0.6 million loss incurred on extinguishment of $61.4 million of floating rate senior secured notes and a loss of $0.5 million on exchange of convertible subordinated notes with a face value of $17.6 million.

(k)	Recognized cumulative translation adjustments upon liquidation of foreign subsidiaries.

(l)	(Gain) loss on equity method investments.
Non-GAAP Financial Measures:
We have presented non-GAAP cost of goods sold, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP interest expense, non-GAAP other (income) expense, non-GAAP (loss) income from continuing operations and non-GAAP basic and diluted (loss) income per share from continuing operations, on a basis consistent with our historical presentation to assist investors in understanding our core results of operations on an on-going basis. These non-GAAP financial measures also enhance comparisons of our core results of operations with historical periods. We are providing these non-GAAP financial measures to investors to enable them to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow our company. Management believes that these are important measures in the evaluation of our results of operations. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by us may be different than non-GAAP financial measures presented by other companies.
GAAP Guidance:
We do not present GAAP guidance due to our inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities in third parties, and (iii) the financial results of investments accounted for using the equity method of accounting.

CONEXANT SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	October 1,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$79,606	$54,466
Marketable securities	20,028	20,059
Receivables, net	24,500	31,463
Inventories, net	7,884	8,747
Other current assets	12,141	14,690
Current assets held for sale	—	13,059

Total current assets	144,159	142,484
Property, plant and equipment, net	5,505	6,080
Goodwill	109,908	109,908
Other assets	40,507	47,372

Total assets	$300,079	$305,844

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt, net of debt discount of $96 and $240	11,122	10,978
Accounts payable	11,583	12,516
Accrued compensation and benefits	6,616	7,682
Other current liabilities	32,258	31,836

Total current liabilities	61,579	63,012

Long-term debt, net of debt discount of $1,376 and $1,457 (Note 2)	173,624	173,543
Other liabilities	61,029	57,197

Total liabilities	296,232	293,752

Shareholders’ equity	3,847	12,092

Total liabilities and shareholders’ equity	$300,079	$305,844

Selected Other Data
(unaudited, in thousands)

	Fiscal Quarter Ended
	December 31,	October 1,	January 1,
	2010	2010	2010
Revenues By Region:
Americas	$3,393	$4,313	$3,994
Asia-Pacific	42,372	51,578	56,805
Europe, Middle East and Africa	345	424	1,014

	$46,110	$56,315	$61,813

Cash Flow Data:
Depreciation of PP&E	$638	$763	$1,067
Capital expenditures	$354	$1,205	$219
Cash provided by (used in) Operations	$3,466	$(1,802)	$10,205